Exhibit 10.7

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Distribution Agreement with John P. Kummer AG

This Distributor Agreement (“Agreement”) is made as of this eighteenth day of July, by and between Applied Precision, Inc., a Washington corporation with its principal place of business at 1040 12th Avenue NW, Issaquah, Washington 98027 (hereinafter referred to as “API”) and John P. Kummer AG, a corporation duly organized under the laws of Switzerland with its principal place of business at Zimmelstrasse 48, CH-63 14 Unterageri, Switzerland, (hereinafter referred to as “the Distributor”).

RECITALS:

WHEREAS, API, a developer and manufacturer of automated semiconductor systems for probe card analysis, scrub/probe mark analysis and probe card cleaning (the “Products,” as more fully described below), which are currently being sold by API; and

WHEREAS. API is interested in having the Distributor, a distributor, seller and provider of products and services complimentary to those produced by API, distribute the Products in the Territory (as defined below), and the Distributor is interested in serving as API’s [*] for the Products in the Territory (as defined below), all in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

The following terms will have the following meanings for purposes of this Agreement:

1.1 “API Logos” means the API Logos and/or trademarks set forth in Exhibit B.

1.2 “Base System” means one unit of Product containing the standard features as listed in Exhibit A.

1.3 “Customer” means the final, end-user of the Product.

1.4 “Effective Date” means the date this Agreement is signed and becomes effective.

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1.5 “Patents” means any and all utility and design patent applications and issued patents, United States or foreign, held by API and which apply to the Products.

1.6 “Products” means the products described in Exhibit A attached hereto and made a part hereof, and any upgrade, updates, future models or versions of such products that may be developed and/or manufactured by API during the term of this Agreement for the target markets described in Exhibit A. Product(s) will include Base System(s), optional components (as listed in Exhibit A), and parts.

1.7 “Software” means the task-specific or industry-specific software programs and/or functionality, which is within and a part of the Product.

1.8 “Territory” means the countries of [*]

1.9 “Trademarks” mean Product names and variations of names that are selected by API and are used by API in connection with the Products pursuant to the terms of this Agreement.

1.10 “Transfer Price” means the cost of Product to the distributor net of shipping, taxes, duties and insurance. Transfer Price is set forth in Exhibit D attached hereto and made a part hereof.

ARTICLE 2

APPOINTMENT AS [*]

2.1 Distributor. API hereby appoints the Distributor as its [*] of Products in the Territory from the Effective Date though July 25, 2004 and the Distributor accepts this appointment. [*]

2.2 Licensee. API hereby grants to the Distributor a non-exclusive, limited license, with the right to sublicense the Software within the Products for use within the Products, in the Territory from the Effective Date through the remaining term of this Agreement. The Software is licensed, not sold, to the Distributor to permit the Distributor to sublicense the embedded Software as part of its distribution of the Product. This license agreement confers no right, title, or ownership in the Software other than the specific grant contained herein. This license grant is only for use solely in connection with the use of the Product. The Distributor may not, in whole or in part, copy, reproduce, translate, reverse engineer, derive source or object code from, modify, disassemble or reverse assemble, decompile, modify, alter, publicly display, or create derivative or merged works based on the Software, or remove any proprietary notices or labels from the Product. The Product is integrated with the Software and the Distributor will not disassemble or pull apart the Software from the Product. If the Distributor violates any of these terms of this limited license, its license to distribute the Software will automatically terminate.

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2.3 [*]

2.4 All Other Rights Reserved. All rights not expressly granted in the Agreement are reserved to API, including but not limited to API’s rights to have Products manufactured by a third party.

ARTICLE 3

NAME SELECTION AND

PATENT AND TRADEMARK PROTECTION

3.1 Current Product Logos. During the term of this Agreement API will be free to use trademarks, labels and graphics of its choice. All use of API’s names, brands or logos as may be authorized by API under this Agreement will be in accordance with the trademark license granted in Section 3.5 of this Agreement.

3.2 Product Name Selection. The product name for the Products will be: “PrecisionPoint™” for the probe card analyzer; “microBurst™” for the contact resistance reduction system, and “waferWoRx™” for the probing process analysis system. These Product names will be used without change unless API consents to such change in writing.

3.3 Patent and Trademark Applications. API will, in its sole discretion, file and prosecute utility and design patent applications or obtain patent protection pursuant to the International Patent Cooperation Treaty in respect of the Products in the United States, Canada, Japan and the countries of the European Union. A list of current API patents and patent applications is included as Exhibit C. API will, in its sole discretion, register Trademarks as API determines are appropriate for the Products, A list of current trademarks are included in Exhibit B.

3.4 Ownership. API will own all proprietary rights with respect to the Products, including, without limitation all copyrights, Trademarks, all artwork, graphics, and advertising prepared by API in connection with the Products, trade secrets, Patents, and other proprietary rights therein.

3.5 API Trademark License.

(a) API hereby grants to the Distributor during the term of this Agreement, an [*], non-transferable, personal license in the Territory to use the API Logos and/or

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Trademarks set forth in Exhibit B to this Agreement (the “API Logos”) on the Products and their associated packaging and in electronic and print media and for any other related purpose agreed to in advance in writing by API. The Distributor’s use of the API Logos will be solely in connection with the Products and such other related purposes as are agreed upon in advance in writing by API, and will at all times be in accordance with the terms of this Agreement and API’s then current logo use guidelines. Except as expressly provided in this Section 3.6, this Agreement does not grant the Distributor any right, title, interest, or license in or to any of API’s names, logos, trade dress, designs, or other trademarks.

(b) The Distributor will provide to API copies of the brochures, advertising and other promotional materials prepared by the Distributor and which use the Trademarks or API Logos. The Distributor will send three (3) copies to API within thirty (30) days of the first distribution of the brochures, advertising or other promotional materials.

(c) The Distributor acknowledges, as between the Distributor and API, API’s sole ownership of the API Logos worldwide and all associated goodwill. The Distributor’s use of the API Logos, as between the parties, will inure solely to the benefit of API. The Distributor hereby assigns and will assign in the future to API all rights it may acquire by operation of law or otherwise in the API Logos, including all applications and registrations therefore, along with the goodwill associated therewith.

(d) API has the sole right to, and in its sole discretion may commence, prosecute or defend, and control any action concerning the API Logos. The Distributor will not contest the validity of, by act or omission jeopardize, or take any action inconsistent with, API’s rights or goodwill in the API Logos in any country, including attempted registration of the API Logos, or use or register any mark or logo confusingly similar thereto.

3.6 Third Party Infringement of API Logos, Trademarks/Products. In the event either party becomes aware of or otherwise has notice that a third party may be infringing the API Logos, Trademarks and/or Products in the Territory (including, without limitation the copyrights, Patents, trade secrets or other proprietary rights therein) that party will promptly notify the other party. API will thereafter take legal and other steps API deems reasonably necessary in response to such potential third party infringement. API may resolve or settle any infringement claim it may have against any third party with regard to the API Logos, Trademarks and/or the Products (“Infringement Claim”) in any manner it deems reasonably appropriate. API may grant licenses or other rights in or pertaining to the Products to third parties in connection with such resolution or settlement without the Distributor’s consent.

ARTICLE 4

SUPPLY OF PRODUCT

4.1 Purchase Orders. To obtain Products from API, the Distributor will place its purchase orders with API. In each purchase order the Distributor will set forth information regarding the identification of the particular Product models ordered, quantities desired, shipping dates, and locations. The Distributor agrees to provide a written acceptance agreement, approved in writing by the end-user customer, which will accompany each purchase order for

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Products. Orders will not be recognized unless they are accompanied by an acceptance agreement pre-approved by the customer. A sample acceptance agreement is provided in Exhibit H.

4.2 Forecasts and Supply. API will supply the Products requested by the Distributor in its purchase orders, subject to the provisions of Article 13 regarding force majeure events. All Product(s) orders will be shipped complete, per the issued purchase order(s) unless otherwise requested by end-user customer and accompanied by a written statement agreeing payment for partially-shipped items. The Distributor will provide API an accurate monthly sales forecast in MS Excel format. [*] API will use commercially reasonable efforts to fill orders that exceed the monthly sales forecast within [*].

4.3 Sales Requirements. In order to for the Agreement to renew automatically pursuant to Section 12.2 the Distributor must have the following sales of Products during each six month period:

For John P. Kummer Ltd:

01-Jul-01	through 31-Dec-01:	[*]

01-Jan-02	through 30-June-02:	[*]

01-Jul-02	through 31-Dec-02:	[*]

01-Jan-03	through 30-June-03:	[*]

01-Jul-03	through 31-Dec-03:	[*]

01-Jan-04	through 30-June-04:	[*]

For John P. Kummer Sarl

01-Jul-01	through 31-Dec-01:	[*]

01-Jan-02	through 30-June-02:	[*]

01-Jul-02	through 31-Dec-02:	[*]

01-Jan-03	through 30-June-03:	[*]

01-Jul-03	through 31-Dec-03:	[*]

01-Jan-04	through 30-June-04:	[*]

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For John P. Kummer GmbH:

01-Jul-01	through 31-Dec-01:	[*]

01-Jan-02	through 30-June-02:	[*]

01-Jul-02	through 31-Dec-02:	[*]

01-Jan-03	through 30-June-03:	[*]

01-Jul-03	through 31-Dec-03:	[*]

01-Jan-04	through 30-June-04:	[*]

(a) If the Distributor does not make the sales of Products for any [*] period listed in Section 4.3(a), API may terminate the [*] of this Agreement by giving notice to the Distributor and, subject to Section 12.4, API will thereafter [*]

4.4 Six-Month Review of Sales. Representatives of API and the Distributor will meet near the close of each six month period listed in Section 4.3(a) for the purpose of reviewing the sales of Products. Such meetings will be at a time and place mutually acceptable to both parties, including meetings by conference calls. If the parties mutually agree that the sales of Products listed in Section 4.3(a) should be revised the parties will negotiate in good faith to revise Section 4.3(a). [*]

4.5 Title. Risk of Loss. Title and risk of loss to each unit of the Products will transfer to the Distributor on shipment F.O.B. from API’s facilities in Washington State. Products shipped by API to the Distributor will be free and clear of any and all liens or encumbrances.

ARTICLE 5

FINANCIAL PROVISIONS

5.1 Payment Terms. To obtain Products the Distributor will submit purchase orders to API, as described in Section 4.1. The Distributor must pay API the Transfer Price listed in Exhibit D for each Product within [*] days after Product shipment from API. The Distributor agrees to use all reasonable efforts to install Products, and obtain written acceptance, based on the pre-approved acceptance agreement (Exhibit H), within [*] working days of system arrival at the customer site. Should this not be possible, the Distributor must notify API immediately, and API and the Distributor agree to jointly use all reasonable efforts to have any open issues resolved within the [*] day period. API will electronically notify the Distributor at the time of shipment (this will be the invoice from API to the Distributor). Interest

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will be charged on amounts overdue at the rate of [*], on the unpaid balance. Payment will be made in United States dollars by check or wire transfer to API at the address set forth at Section 16.1 or such other location in the United States as API may designate from time to time. Should the Distributor exceed the [*] payment terms on any orders, all subsequent orders from the Distributor to API will require a Letter of Credit before being accepted by API.

5.2 Shipping; Taxes. All prices are FCA. API’s facilities in Washington State. Transfer Prices for the Products are also exclusive of all sales, use, excise, and other such applicable taxes. The Distributor will pay for all such applicable excise, sales, use, and other such applicable taxes except to the extent the Distributor has supplied to API with appropriate certificates or other documents evidencing that the Distributor or the Customer is entitled to an exemption from payment of such taxes.

5.3 Audit Rights. The Distributor agrees to keep records showing the inventory, purchase orders, sales or other disposition of Products sold or otherwise disposed of under the distribution and license herein granted in sufficient detail to enable API’s auditors to determine compliance with the terms of this Agreement, and further agrees to permit its books and records to be examined from time to time to the extent necessary, such examination to be made at the expense of API. All records required by this Section shall be kept for a period of two years after the expiration or termination of this Agreement. Such audits may be made by any certified public accountant appointed by API. Audits shall occur during normal business hours and no more often than once per year.

ARTICLE 6

CO-MARKETING

6.1 General Marketing Responsibilities of The Distributor. The Distributor agrees that it will use its commercially reasonable efforts to develop a demand for, promote, market, and sell the Products throughout the Territory. As part of such marketing, the Distributor will establish sales representatives and dealers, participate in trade shows, make contact with potential end customers, and undertake advertising and other promotions as the Distributor deems appropriate. In support of marketing efforts, the Distributor will [*].

6.2 API Assistance in Distributor Marketing Efforts. API agrees generally to assist and cooperate with the Distributor in the Distributor’s marketing and promotion efforts for the Products. As part of such assistance, API will provide appropriate training in the Products to the Distributor’s personnel. API will supply the Distributor with appropriate technical specifications and other materials describing the Products (which specifications and materials, if not intended

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for general distribution, will be marked by API “confidential” and will be subject to the provisions of the March 27, 2001 Reciprocal Non-Disclosure Agreement). Training provided by API pursuant to this Section will be free of charge, but the relevant participants will pay for their own travel, lodging and meal expenses. Such training will be held at API’s facilities unless the parties otherwise agree, in which case any out-of-pocket expenses of API of such training will be reimbursed by the Distributor.

ARTICLE 7

SERVICE OF PRODUCTS

7.1 Service of Products by API. API will service the Products as described in Exhibit F.

7.2 Service of Products by The Distributor. The Distributor will service the Products and hire additional personnel as described in Exhibit G. The Distributor’s failure to hire the required personnel described in Exhibit G will be grounds for API to terminate this Agreement pursuant to Section 12.3(a).

ARTICLE 8

WARRANTY

8.1 API Limited Warranty. API warrants to the Distributor that [*] To the extent allowed by applicable law, this Limited Warranty is only made to the Distributor, the first to take title to the Product, and there are no third party beneficiaries of this Limited Warranty. It is not intended for and does not apply to anyone else.

8.2 DISCLAIMER OF WARRANTIES. The Limited Warranty herein in Section 8.1 is the only express warranty made to the Distributor. No other warranties or conditions are made with respect to the Product, replacement Product or Software by any person, including but not limited to API and its suppliers. EXCEPT FOR THE LIMITED WARRANTY, API AND ITS SUPPLIERS PROVIDE THE PRODUCT “AS IS” AND WITH ALL FAULTS, AND HEREBY DISCLAIM ALL OTHER WARRANTIES, EITHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE, LACK OF NEGLIGENCE OR LACK OF WORKMANLIKE EFFORT.

ALSO, THERE IS NO WARRANTY OF TITLE, INTERFERENCE WITH YOUR ENJOYMENT, AUTHORITY, OR NONINFRINGEMENT IN SOFTWARE OR THE PRODUCT.

NOTHING IN THIS AGREEMENT WILL BE CONSTRUED AS A WARRANTY OR REPRESENTATION AS TO THE SCOPE OR VALIDITY OF API’S PATENTS OR

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TRADEMARKS OR A WARRANTY OR REPRESENTATION THAT ANYTHING MADE, USED OR SOLD UNDER THIS AGREEMENT IS OR WILL BE FREE FROM INFRINGEMENT OF PATENTS OR TRADEMARKS OF THIRD PARTIES.

8.3 THE DISTRIBUTOR’S SOLE REMEDY. The Distributor’s sole remedy is replacement or repair of Product by API, provided, however, that the Distributor has returned Product to API within 14 months from the date of the first shipment of Product from API pursuant to a purchase order, as provided in Section 4.1. The foregoing limitations, exclusions and disclaimers will apply to the maximum extent permitted by applicable law, even if any remedy fails its essential purpose.

8.4 EXCLUSION OF DAMAGES. IN NO EVENT WILL API OR ITS SUPPLIERS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING BUT NOT LIMITED TO DAMAGES FOR LOSS OF PROFITS, BUSINESS INTERRUPTION, PERSONAL INJURY, FAILURE TO MEET ANY DUTY INCLUDING OF GOOD FAITH OR OF REASONABLE CARE, LACK OF NEGLIGENCE, AND FOR ANY OTHER PECUNIARY OR OTHER LOSS WHATSOEVER), ARISING OUT OF OR IN ANY WAY RELATING TO THE PRODUCT, REPLACEMENT PRODUCT, PATENTS OR THE SOFTWARE, EVEN IN THE EVENT OF FAULT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, BREACH OF CONTRACT, OR BREACH OF WARRANTY OF API OR SUPPLIER, AND EVEN IF API OR SUPPLIER HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.5 The Distributor’s Duty of Care and Duty of Notice. The Distributor will be solely responsible for its proper installation of each Product, so that each Product is suitable in quality and performance, and will conduct commercially reasonable analysis of effects of failure mode and implement such protections as may be necessary to prevent injury or loss arising from foreseeable uses of Product. The Distributor will warrant the Product to the end customer as provided in the warranty documentation set forth in Exhibit E and made a part hereof (“Warranty Documentation”). The Distributor agrees that warranty documentation (Exhibit E) must be included with all Distributor product quotes to customer. The Distributor will not make any change to the content or appearance of the Warranty Documentation without API’s written consent.

8.6 The Distributor’s Warranty. The Distributor warrants that it will use proper care in installing Product so that each Product is suitable in quality and performance and it will conduct commercially reasonable analysis of effects of failure mode and implement such protections as may be necessary to prevent injury or loss arising from foreseeable uses of Product. The Distributor warrants that it will not alter Product and it will deliver the Product to end customer with the labeling, instructions for use, and warnings that API has supplied with the Product and that it will not alter the labeling, instructions for use, or warnings. The Distributor warrants that it will supply the Warranty Documentation to the end customer and that the Warranty Documentation will be in writing on 8.5-inch by 11-inch paper and in the same format and typeface as the Warranty Documentation contained in Exhibit E.

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ARTICLE 9

PRODUCT MODIFICATIONS

9.1 Models and Changes in Existing Model. API agrees to consult with the Distributor on the advisability or need for new models of the Products or changes in the specifications, construction or design of existing models. API agrees generally to use its commercially reasonable efforts to maintain and enhance the quality, usefulness and acceptance of the Products, provided, however, that API will have full discretion as to whether to change the specifications, construction or design of existing Products models or to introduce new Products models.

9.2 Regulatory Changes. API has sole discretion to make such changes as are reasonably necessary to comply with the legal and regulatory requirements applicable to the Products and its use in the United States, Canada, Japan, and European Union and in any other countries where the Distributor distributes significant numbers of units of the Products. In addition, API agrees reasonably to consider such reasonable changes in the Products requested by the Distributor for purposes of enhancing the marketability of the Products in foreign markets, although API will retain the final decision regarding the same.

ARTICLE 10

INDEMNIFICATION AND INSURANCE

10.1 Indemnification by API. API agrees to indemnify and hold the Distributor and its officers, directors, employees and agents (collectively, “The Distributor”) harmless from any third party claim, proceeding, loss, expense and liability, including but not limited to legal expenses and reasonable attorneys’ fees, a “Claim”, resulting from [*]; and further provided, however, that the foregoing indemnity will not apply to the extent that such Claim is the result of gross negligence or intentional misconduct of the Distributor and provided further that there will be an apportionment in accordance with responsibility when such obligation derives in part from acts of the Distributor and in part from acts of API.

10.2 Indemnification by The Distributor. The Distributor will indemnify and hold API and its officers, directors, employees and agents (collectively, “API”) harmless from any Claim resulting from [*] and further provided, however, that the foregoing indemnity will not apply to the extent that such Claim is the result of gross negligence or intentional misconduct

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of API and provided further that there will be an apportionment in accordance with responsibility when such obligation derives in part from acts of API and in part from acts of the Distributor.

10.3 Conditions of Indemnification. A party claiming indemnification under this Article (“Indemnitee”) will promptly notify the other party (“Indemnitor”) in writing of the existence of any claim, demand or other matter to which the Indemnitor’s indemnification obligation would apply, will give the Indemnitor a reasonable opportunity to defend the same at the Indemnitor’s own expense and with counsel of the Indemnitor’s own selection; provided, that the Indemnitee will at all times also have the right to participate fully in the defense at its own expense. If the Indemnitor fails to assume the defense within a reasonable period of time, then the Indemnitee will have the right, but not the obligation, to undertake the defense of, and compromise or settle (exercising reasonable business judgment) the claim or other matters on behalf of, for the account and at the risk of, the Indemnitor. The Indemnitor will not agree to a compromise or settlement of any matter without the consent of the Indemnitee, which consent will not be unreasonably withheld. Each party agrees to make available to the other all information and assistance required for the defense of any action or claim hereunder.

10.4 API’s Products Liability Insurance. API agrees to maintain product liability coverage for the Product in an amount, with such coverage, and subject to such deductibles of a type comparable to the product liability insurance maintained by manufacturers of scientific instrumentation. Such insurance will be with insurance companies with a “BEST” rating of B+VI or higher. In no event will such insurance policies be in an amount less than [*] limit per occurrence plus [*] excess for a total of [*] for one occurrence, and a maximum annual aggregate insurance of [*] for all occurrences in one year.

10.5 The Distributor’s Product Liability Insurance. The Distributor agrees to maintain product liability coverage for the Product in an amount, with such coverage, and subject to such deductibles of a type comparable to the product liability insurance maintained by manufacturers and distributors of similar scientific instrumentation. Such insurance will be with insurance companies with a “BEST” rating of B+VI or higher or equivalent E.U. standard. In no event will such insurance policies for the Product be in an amount less than [*] limit per occurrence plus [*] excess for a total of [*] for one occurrence, and a maximum annual aggregate insurance of [*] for all occurrences relating to Product in one year. In the event the insurance is written under a claims made insuring form, (i) a quarterly status of claims report will be provided to API; and (ii) in the event of a change in carriers, a retroactive date covering unreported claims throughout prior policy periods will be selected. The Distributor will add API as an additional insured on all such insurance policies. Such insurance policies will require that the insurer provide to API thirty (30) days advance written notice of cancellation and expiration. The Distributor will provide to API when first obtaining such insurance policy and thereafter upon each renewal a certificate evidencing that it has obtained insurance meeting the requirements of this Section 10.5.

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ARTICLE 11

CONFIDENTIALITY

Information provided under this Agreement, including without limitation communications between the parties regarding all proprietary materials and intellectual property, included but not limited to Trademarks, Patents, copyrights, and trade secrets, will be subject to the terms and conditions of the March 27, 2001 Reciprocal Non-Disclosure Agreement.

ARTICLE 12

TERM AND TERMINATION

12.1 Initial Term. Unless earlier terminated as provided in Section 12.3, this Agreement will be for an initial term commencing as of the Effective Date and ending upon the three (3) year anniversary of the Effective Date (such period will be referred to as the “Initial Term”).

12.2 Renewals. On or before [*] prior to the end of the Initial Term the Distributor will give written notice to API if the Distributor wants to renew this Agreement. If the Distributor has made the sales of Products required under Section 4.3 and payment to API as required under the Initial Term of this Agreement the senior management of API and the Distributor will negotiate in good faith to renew the Agreement by [*]. Provided that the parties can agree on these minimums this Agreement may be renewed to continue [*] (“Renewal Term”) beyond the Initial Term. In no case will API be obligated to extend this Agreement for more than [*], but API may, in its sole discretion, continue to grant Renewal Terms if both API and the Distributor mutually agree.

12.3 Termination. Either party (the “Terminating Party”) may terminate this Agreement at any time by delivering a written notice to the other party (the “Notified Party”), as follows:

(a) This Agreement may terminate upon the breach by the Notified Party of any of the terms and conditions of this Agreement which is not cured within thirty (30) days of written notice of the breach by the Terminating Party to the Notified Party;

(b) This Agreement may be terminated immediately upon written notice by either party, in the event the Notified Party becomes insolvent or admits in writing its inability to pay its debts as they become due or makes an assignment for the benefit of creditors or if a petition under any bankruptcy act, receivership statute or the like, as they now exist or as they may be amended, is filed by the Notified Party or by any third party or an application for a receiver is made by anyone and such application is not resolved favorably to the Notified Party within sixty (60) days.

(c) This Agreement may be terminated immediately by API: upon 30 days’ prior written notice in the event the Distributor has violated the terms of the license granted in Section 2.2.

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12.4 Additional Termination Rights of API. Upon written notice, API may immediately terminate the [*] of this Agreement and convert this Agreement to a [*] upon thirty (30) days prior written notice to the Distributor that it has failed to [*]

12.5 Post Termination. The following provisions will govern the rights and obligations of the parties following termination or expiration of this Agreement: Section 5.7 (Audit Rights), Section 10.1 (Indemnification by API), Section 10.2 (Indemnification by The Distributor), Section 10.3 (Conditions of Indemnification), Article 11 (Confidentiality), Section 12.5 (Post Termination) and Article 15 (Miscellaneous).

ARTICLE 13

FORCE MAJEURE

Neither party will be in default for, or held responsible for damages caused by, delay or failure to perform in full or in part its obligations under this Agreement where such delay or failure is due to circumstances such as fires, strikes, acts of government, and failures of common carriers which are beyond the control of the party and which were not foreseeable and could not have been reasonably provided for.

ARTICLE 14

EXPORT CONTROLS

In exercising its rights under this Agreement, the Distributor agrees to comply strictly and fully with all export controls imposed on the Products by any country or organization of nations within whose jurisdiction the Distributor operates or does business. The Distributor further agrees not to export, re-export or permit exportation or re-exportation of the Products without first obtaining any required license from the appropriate governmental agencies of the United States or complying fully and strictly with all requirements of any general license exempting the exportation or re-exportation from the requirement of that permission.

ARTICLE 15

MISCELLANEOUS

16.1 Notices. Any notice or other communication required or permitted to be given by either party hereto (including without limitation, purchase orders and acknowledgments of the same) will be given in writing by personal delivery, by facsimile transmission and confirmed by dispatch of the same by notice to the concerned party by postage prepaid mail, or by postage prepaid mail, delivered, dispatched or addressed to the concerned party at the address or number specified below:

If to Applied Precision:	CEO Applied Precision, Inc. 1040 12th Avenue NW Issaquah, WA 98027

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If to the Distributor:	John P. Kummer Ltd. 121 High Street Marlborough SN8 1TR United Kingdom

If to the Distributor:	John P. Kummer Sari Zone Industrielle de la Petite Montagne Sud 1 Rue des Cevennes F-9 1047 EVRY Cedex France

If to the Distributor:	John P. Kummer GmbH. Steinerne Furt 78 D-86167 Augsburg, Germany

or to such other addresses and numbers either party hereto may indicate by proper notice to the other in the same manner as provided for in this Section. Notices will be deemed effective on the date of delivery, in the case of personal delivery, on the date of deposit in the mails of a confirming copy of a facsimile notice, in the case of such notice, and three (3) business days after mailing in accordance with the provisions of this Section, in the case of mailing.

16.2 Assignment. Neither party may assign, transfer, or delegate or subcontract, in whole or in part, any of its rights or obligations under this Agreement without the prior written consent of the other. This Agreement will be binding on any successor to API’s rights in the Patents and Trademarks.

16.3 Entire Agreement. This Agreement supersedes any prior oral or written statements, agreements or representations and constitutes the entire Agreement between the parties. This Agreement may be changed only by a written amendment signed by both parties. In the event that any one or more of the provisions of this Agreement will be found to be illegal or unenforceable, then such provisions will be deemed struck and the other provisions of this Agreement will remain in full force and effect.

16.4 Non-Waiver. The waiver by either party of any default or breach under this Agreement will not constitute a waiver of any subsequent default or breach of the same or of a different kind.

16.5 Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Washington.

16.6 Independent Contractor. API and the Distributor are, and at all times during the Term will remain, independent contractors. Neither party will be deemed an agent, partner or joint venturer of the other party. In no event will either party at any time have authority to make any contracts or commitments on behalf of or as an agent of the other party.

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APPLIED PRECISION, INC.

By:	/s/ Donald B. Snow
Donald Snow 8/13/01
Title:	Chief Executive Officer

John P. Kummer AG

By:	/s/ John P. Kummer

Title:	President

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Attachment A

John P. Kummer, SARL

Service Representative Agreement

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EXHIBIT A

Description of Products and Markets

Product Description

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Product Markets

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EXHIBIT B

Applied Precision Trademarks and Logos

Graphic of company and product trademarks and logos.

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EXHIBIT C

PATENT APPLICATIONS AND PATENTS

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EXHIBIT D

Product Transfer Price

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EXHIBIT E

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Warranty Documentation

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EXHIBIT F

Service and Warranty of API

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EXHIBIT G

Service of the Distributor

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EXHIBIT H

Customer Acceptance Agreement

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EXHIBIT I

Sales Quote

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